Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

Hennessy Capital Investment Corp. VIII

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee Calculation		Proposed Maximum	Maximum
			or Carry		Offering	Aggregate		Amount of
	Security Type	Security Class Title	Forward Rule	Amount Registered	Price Per Unit	Offering Price(1)	Fee Rate	Registration Fee
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001, and one right to receive one twelfth (1/12) of a Class A ordinary share upon the consummation an initial business combination(2)	Rule 457(a)	4,025,000	$10.00	$40,250,000.00	0.0001381	$5,558.53
Fees to be Paid	Equity	Class A ordinary shares to be included as part of the Units(3)	Rule 457(a)	4,025,000	—	—	—	—	(4)
Fees to be Paid	Equity	Share Rights, one right to receive one twelfth (1/12) of a Class A ordinary share upon the consummation an initial business combination as part of the Units (3)	Rule 457(a)	4,025,000	—	—	—	—	(4)
Fees to be Paid	Equity	Class A ordinary shares underlying share rights (2) (3)	Rule 457(a)	335,417	$10.00	$3,354,170.00	0.0001381	$463.21
	Total Offering Amounts					$43,604,170.00		$6,021.74	(5)
	Total Fees Previously Paid							$—
	Net Fee Due							$6,021.74	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Represents only the additional number of securities being registered and includes 525,000 units, consisting of 525,000 Class A ordinary shares and 525,000 rights to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation an initial business combination, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $218,020,830 in its Registration Statement on Form S-1, as amended (File No. 333-291924), which was declared effective by the Securities and Exchange Commission on January 4, 2026. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $43,604,170 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.